AMENDMENT NO. ONE TO THE
TEXAS CAPITAL BANCSHARES, INC.
AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

WHEREAS, Texas Capital Bancshares, Inc., a Delaware corporation (the “Company”), adopted the Texas Capital Bancshares, Inc. Amended and Restated 2015 Long-Term Incentive Plan (the “Plan”), effective as of April 17, 2018, to attract and retain the services of key employees, key contractors, and outside directors of the Company and its subsidiaries;
WHEREAS, pursuant to Article 9 of the Plan, the Board of Directors of the Company (the “Board”) may, at any time, and in its discretion, amend the Plan; and
WHEREAS, the Board approved the amendment of the Plan to remove certain limits that were included in the Plan to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), which are no longer needed because Section 162(m) is no longer in effect.
NOW THEREFORE, the Company hereby amends the Plan, effective January 19, 2021, as follows:
1.Section 5.1 of the Plan is amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section 5.1:

    5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12 and subject to increase by any Prior Plan Awards eligible for reuse pursuant to Section 5.2, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is two million five hundred fifty thousand (2,550,000) shares (the “Shares Available”). One hundred percent (100%) of the Shares Available may be delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

2.Section 6.7(c) of the Plan is amended by deleting said Section in its entirety, and replacing it with “(c)    [RESERVED].”

3.Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.
IN WITNESS WHEREOF, the Company has caused this Amendment No. One to be executed in its name and on its behalf by its duly authorized representative as of this 19 day of January, 2021.
TEXAS CAPITAL BANCSHARES, INC.
By:
Signature:
Title: